Exhibit 99.1
Dynavax Reports Fourth Quarter and Full Year 2024 Financial Results and Provides Full Year 2025 Financial Guidance

•HEPLISAV-B® 2024 net product revenue grew 26% year-over-year to $268 million; net product revenue expected to be $305 to $325 million in 2025
•Top-line results in Phase 1/2 shingles trial expected in Q3 2025
•Plan to initiate Phase 2 trial for plague vaccine in Q3 2025
•Expect completion of $200 million share repurchase program in 2025
•Conference call today at 4:30 p.m. ET/1:30 p.m. PT
EMERYVILLE, CA – February 20, 2025 – Dynavax Technologies Corporation (Nasdaq: DVAX), a commercial-stage biopharmaceutical company developing and commercializing innovative vaccines, today reported financial results for the fourth quarter and full year ended December 31, 2024.
“In 2024, we successfully executed on our strategic growth initiatives, achieving record HEPLISAV-B product revenue, advancing our pipeline programs, and maintaining a disciplined approach to capital allocation,” said Ryan Spencer, Chief Executive Officer of Dynavax. “Looking ahead to 2025, we plan to drive significant top-line growth as we continue to establish HEPLISAV-B as the market share leader in the expanding hepatitis B vaccine market in the U.S. We also expect to advance our pipeline programs to key milestones this year, including providing top-line results from our shingles vaccine Phase 1/2 program in the third quarter, as well as completing our $200 million share capital return and pursuing external opportunities to generate sustainable long-term value for our shareholders and other stakeholders."
BUSINESS UPDATES
HEPLISAV-B® [Hepatitis B Vaccine (Recombinant), Adjuvanted]
HEPLISAV-B vaccine is the first and only adult hepatitis B vaccine approved in the U.S., the European Union and the United Kingdom that enables series completion with only two doses in one month. Hepatitis B vaccination is universally recommended for adults aged 19-59 in the U.S.
•HEPLISAV-B achieved record net product revenue of $268.4 million for the full year 2024, an increase of 26% compared to $213.3 million for the full year 2023.
•HEPLISAV-B achieved quarterly net product revenue of $71.1 million for the fourth quarter of 2024, an increase of 39% compared to $51.1 million for the fourth quarter of 2023.
•HEPLISAV-B total estimated market share in the U.S. increased to approximately 44% at the end of 2024, compared to approximately 42% at the end of 2023.
•Dynavax continues to expect the hepatitis B adult vaccine market in the U.S. to expand to a peak of over $900 million in annual sales by 2030, with HEPLISAV-B expected to achieve at least 60% total market share. Additionally, Dynavax believes the HEPLISAV-B U.S. market opportunity will remain substantial beyond 2030 due to the ongoing penetration of the unvaccinated eligible adult population, observed revaccination practices by healthcare providers, and continued gains in market share.
Clinical Pipeline
Dynavax is advancing a pipeline of differentiated product candidates that leverage its CpG 1018® adjuvant, which has demonstrated its ability to enhance the immune response with a favorable tolerability profile in a wide range of clinical trials and real-world commercial use.

Shingles Vaccine Program:
Z-1018 is an investigational vaccine candidate being developed for the prevention of shingles in adults aged 50 years and older.
•Dynavax is currently conducting a randomized, active-controlled, dose escalation, multicenter Phase 1/2 trial to evaluate the safety, tolerability, and immunogenicity of Z-1018 compared to Shingrix® in 441 healthy adults aged 50 to 69.
•In the fourth quarter of 2024, the Company completed enrollment in the trial, and Dynavax anticipates reporting top line immunogenicity and safety data in the third quarter of 2025.
Plague Vaccine Program:
Dynavax is developing a plague (rF1V) vaccine candidate adjuvanted with CpG 1018® in collaboration with, and fully funded by, the U.S. Department of Defense (DoD).
•Based on the results from a randomized, active-controlled Phase 2 clinical trial of the plague vaccine adjuvanted with CpG 1018, Dynavax and the DoD executed a new agreement for approximately $30 million through the first half of 2027 to support additional clinical and manufacturing activities, including a Phase 2 clinical trial expected to initiate in the third quarter of 2025.
HEPLISAV-B for Adults on Hemodialysis:
Dynavax is developing a four-dose HEPLISAV-B® vaccine regimen for adults on hemodialysis.
•In the fourth quarter of 2024, Dynavax received feedback from the FDA regarding the potential to conduct an observational retrospective cohort study to support its sBLA filing for adults on hemodialysis.
FOURTH QUARTER 2024 FINANCIAL HIGHLIGHTS
•Total revenues were $72.0 million for the fourth quarter of 2024, a 30% increase compared to $55.6 million for the fourth quarter of 2023.
•HEPLISAV-B net product revenue was $71.1 million for the fourth quarter of 2024, a 39% increase compared to $51.1 million for the fourth quarter of 2023.
•Cost of sales - product for HEPLISAV-B were $13.4 million for the fourth quarter of 2024, compared to $8.7 million for the fourth quarter of 2023.
•Research and development expenses (R&D) were $18.7 million for the fourth quarter of 2024, compared to $14.1 million for the fourth quarter of 2023.
•Selling, general, and administrative expenses (SG&A) were $41.6 million for the fourth quarter of 2024, compared to $41.3 million for the fourth quarter of 2023.
•GAAP net income was $7.1 million, or $0.06 per share (basic) and $0.05 per share (diluted) for the fourth quarter of 2024, compared to GAAP net income of $0.2 million, or $0.00 per share (basic and diluted) for the fourth quarter of 2023.
•Adjusted EBITDA* (excluding stock-based compensation) was $13.4 million for the fourth quarter of 2024, compared to $4.1 million for the fourth quarter of 2023, representing a 225% increase year-over-year.
•Cash, cash equivalents and marketable securities were $713.8 million as of December 31, 2024, compared to $742.3 million as of December 31, 2023.
•Share Repurchase Program: In November 2024, Dynavax announced a $200 million share repurchase program authorized by its Board of Directors, including $100 million repurchased through an Accelerated Share Repurchase program, which was completed in the first quarter of 2025. The Company expects to complete the remainder of the $200 million share repurchase program by the end of 2025.
FULL YEAR 2024 FINANCIAL HIGHLIGHTS
•Total revenues were $277.2 million for the full year 2024, a 19% increase compared to $232.3 million for the full year 2023.
•HEPLISAV-B net product revenue was $268.4 million for the full year 2024, a 26% increase compared to $213.3 million for the full year 2023.
•Cost of sales - product for HEPLISAV-B were $49.4 million for the full year 2024, compared to $50.2 million for the full year 2023.
•Research and development expenses (R&D) were $61.6 million for the full year 2024, compared to $54.9 million for the full year 2023.
•Selling, general, and administrative expenses (SG&A) were $170.4 million for the full year 2024, compared to $152.9 million for the full year 2023.
•GAAP net income was $27.3 million, or $0.21 per share (basic) and $0.20 per share (diluted) for the full year 2024, compared to GAAP net loss of $6.4 million, or $(0.05) per share (basic and diluted) for the full year 2023.
•Adjusted EBITDA* (excluding stock-based compensation) was $51.9 million for the full year 2024, compared to $12.1 million for the full year 2023, representing a 329% increase year-over-year.
FULL YEAR 2025 FINANCIAL GUIDANCE
Dynavax is providing its full year 2025 financial guidance, based on the Company’s current operating plan:
•HEPLISAV-B net product revenue is expected in the range of $305 to $325 million.
•Adjusted EBITDA* (excluding stock-based compensation) is expected to be at least $75 million.
* Non-GAAP financial measure. Please refer to the “Non-GAAP Financial Measures” section for details regarding this measure.
Conference Call and Webcast Information

Dynavax will host a conference call and live audio webcast on Thursday, February 20, 2025, at 4:30 p.m. ET/1:30 p.m. PT. The live audio webcast may be accessed through the "Events & Presentations" page on the "Investors" section of the Company's website at https://investors.dynavax.com/events-presentations. A replay of the webcast will be available for 30 days following the live event.

To dial into the call, participants will need to register for the call using the caller registration link at https://investors.dynavax.com/events-presentations and under the “Upcoming Events” section, click on "Listen to webcast". It is recommended that participants dial into the conference call or log into the webcast approximately 10 minutes prior to the call.

WHAT IS HEPLISAV-B?
HEPLISAV-B is a shot given to adults 18 years of age and older to help prevent infection caused by the hepatitis B virus. HEPLISAV-B is usually given in the arm muscle. HEPLISAV-B is given in 2 doses, 1 month apart, by a healthcare provider.

IMPORTANT SAFETY INFORMATION
Do not administer HEPLISAV-B to individuals with a history of severe allergic reaction (e.g., anaphylaxis) after a previous dose of any hepatitis B vaccine or to any component of HEPLISAV-B, including yeast.
Appropriate medical treatment and supervision must be available to manage possible anaphylactic reactions following administration of HEPLISAV-B.
Immunocompromised persons, including individuals receiving immunosuppressant therapy, may have a diminished immune response to HEPLISAV-B.
Hepatitis B has a long incubation period. HEPLISAV-B may not prevent hepatitis B infection in individuals who have an unrecognized hepatitis B infection at the time of vaccine administration.
The most common patient-reported adverse reactions reported within 7 days of vaccination were injection site pain (23%-39%), fatigue (11%-17%), and headache (8%-17%).
There are no adequate and well-controlled studies of HEPLISAV-B in pregnant individuals. Available data, primarily in individuals who received one dose of HEPLISAV-B in the 28 days prior to or during pregnancy, do not suggest an increased risk of major birth defects and miscarriage.
It is not known whether HEPLISAV-B is excreted in human milk.
Data are not available to assess the effects of HEPLISAV-B on the breastfed infant or on milk production/excretion.
Vaccination with HEPLISAV-B may not result in protection of all vaccine recipients.
For full U.S. Prescribing Information for HEPLISAV-B, please visit the following website at https://www.heplisavbhcp.com, and click the “Prescribing Information” link in the “Important Safety Information” section.
About Dynavax
Dynavax is a commercial-stage biopharmaceutical company developing and commercializing innovative vaccines to help protect the world against infectious diseases. The Company has two commercial products, HEPLISAV-B® vaccine [Hepatitis B Vaccine (Recombinant), Adjuvanted], which is approved in the U.S., the European Union and the United Kingdom for the prevention of infection caused by all known subtypes of hepatitis B virus in adults 18 years of age and older, and CpG 1018® adjuvant, currently used in HEPLISAV-B and multiple adjuvanted COVID-19 vaccines. For more information about our marketed products and development pipeline, visit www.dynavax.com.

Non-GAAP Financial Measures
To supplement our financial results presented on a GAAP basis, we have included information about adjusted EBITDA, a non-GAAP financial measure. We believe the presentation of this non-GAAP financial measure, when viewed with our results under GAAP and the accompanying reconciliation, provide analysts, investors and other third parties with insights into how we evaluate normal operational activities, including our ability to generate cash from operations, on a comparable year-over-year basis and manage our budgeting and forecasting.

In our quarterly and annual reports, earnings press releases and conference calls, we may discuss adjusted EBITDA to supplement our consolidated financial statements presented on a GAAP basis.
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income or loss adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock-based compensation, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
There are several limitations related to the use of adjusted EBITDA rather than net income or loss, which is the nearest GAAP equivalent, such as:

•adjusted EBITDA excludes depreciation and amortization, and, although these are non-cash expenses, the assets being depreciated or amortized may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA;
•adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•adjusted EBITDA does not reflect the benefit from or provision for income taxes or the cash requirements to pay taxes;
•adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•we exclude stock-based compensation expense from adjusted EBITDA although: (i) it has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy; and (ii) if we did not pay out a portion of our compensation in the form of stock-based compensation, the cash salary expense included in operating expenses would be higher, which would affect our cash position;
•we may exclude other expenses, from time to time, that are episodic in nature and do not directly correlate to the cost of operating our business on an ongoing basis.
Forward-Looking Statements
This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to a number of risks and uncertainties. All statements that are not historical facts are forward-looking statements. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “will,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “toward,” “will,” “would” and similar expressions, or the negatives thereof, or they may use future dates. Forward-looking statements made in this document include statements regarding our expected financial results for the year ended December 31, 2024, expectations regarding our future growth and long term performance, extent and timing of market growth and market share beyond 2030, the timing of IND filings, initiation and completion of clinical studies, expected timing for data readouts, and interaction with regulators. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in our business, including, the risk that market size or actual demand for our products may differ from our expectations, risks relating to our ability to commercialize and supply HEPLISAV-B, risks related to the timing of completion and results of current clinical studies, risks related to the development and pre-clinical and clinical testing of vaccines containing CpG 1018 adjuvant, as well as other risks detailed in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2024 and periodic filings made thereafter, as well as discussions of potential risks, uncertainties and other important factors in our other filings with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date hereof, are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available. Information on Dynavax's website at www.dynavax.com is not incorporated by reference in our current periodic reports with the SEC.

Reference herein to any specific commercial products, process, or service by trade name, trademark, manufacturer, or otherwise, does not constitute or imply its endorsement, recommendation, or favoring by the U.S. Government and shall not be used for advertising or product endorsement purposes.
For Investors/Media:
Paul Cox
pcox@dynavax.com
510-665-0499
Nicole Arndt
narndt@dynavax.com
510-665-7264

DYNAVAX TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues:
Product revenue, net	$71,053	$51,086	$268,430	$213,295
Other revenue	979	4,510	8,816	18,989
Total revenues	72,032	55,596	277,246	232,284

Operating expenses:
Cost of sales - product	13,410	8,689	49,445	50,167
Research and development	18,669	14,119	61,550	54,886
Selling, general and administrative	41,585	41,279	170,373	152,946
Gain on sale of assets	-	-	-	(1,000)
Bad debt expense	-	-	-	12,313
Total operating expenses	73,664	64,087	281,368	269,312

Loss from operations	(1,632)	(8,491)	(4,122)	(37,028)

Other income (expense):
Interest income	8,414	9,556	36,464	31,993
Interest expense	(1,704)	(1,692)	(6,794)	(6,757)
Sublease income	2,206	1,993	5,014	7,577
Other	345	(370)	293	(152)
Net income (loss) before income taxes	7,629	996	30,855	(4,367)
Provision for income taxes	(579)	(777)	(3,546)	(2,022)
Net income (loss)	7,050	219	27,309	(6,389)

Net income (loss) per share attributable to common stockholders

Basic	$0.06	$0.00	$0.21	$(0.05)
Diluted	$0.05	$0.00	$0.20	$(0.05)

Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:

Basic	127,952	129,381	130,047	128,733
Diluted	153,022	133,278	133,344	128,733

DYNAVAX TECHNOLOGIES CORPORATION
SELECTED BALANCE SHEET DATA
(In thousands)
(Unaudited)

	December 31, 2024	December 31, 2023
Assets
Cash, cash equivalents and marketable securities	$713,834	$742,302
Inventories	70,054	53,290
Other current assets	65,053	63,528
Total current assets	848,941	859,120
Total non-current assets	137,315	137,976
Total assets	$986,256	$997,096

Liabilities and stockholders’ equity
Total current liabilities	$78,634	$62,195
Total long-term liabilities	310,823	312,829
Stockholders’ equity	596,799	622,072
Total liabilities and stockholders’ equity	$986,256	$997,096

DYNAVAX TECHNOLOGIES CORPORATION
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP Net income (loss)	$7,050	$219	$27,309	$(6,389)
Adjustments:
Depreciation & Amortization	374	375	1,499	1,500
Interest Income	(8,414)	(9,556)	(36,464)	(31,993)
Interest Expense	1,704	1,692	6,794	6,757
Provision for Income Taxes	579	777	3,546	2,022
Total adjustments	(5,757)	(6,712)	(24,625)	(21,714)
EBITDA	1,293	(6,493)	2,684	(28,103)
Stock-Based Compensation	12,153	10,624	49,217	40,192
Adjusted EBITDA	$13,446	$4,131	$51,901	$12,089